UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported December 9, 2008)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Item 2.06.	Material Impairments.

On December 9, 2008, Caraustar Industries, Inc. (the “Company”) announced that it is finalizing and will complete a restructuring plan, including reductions among corporate staff. To date, the company has eliminated 49 positions, with projected annual pre-tax savings of $7.0 million. The Company will incur approximately $2.8 million in costs associated with this restructuring activity, which costs are comprised primarily of severance and other employee related items. The Company expects to complete its corporate reductions on or before the end of the first quarter of 2009.

Additionally, and also as part of the restructuring plan, the Company announced the closure of its Richmond paperboard mill located in Richmond, Virginia effective December 11, 2008. The Company will incur approximately $5.9 million in costs associated with this closure. Of this amount, approximately $4.7 million will be non-cash costs associated primarily with asset impairment charges. The remaining $1.2 million will be cash costs consisting primarily of severance and other employee related costs. Approximately 52 salaried and hourly employees will be affected by the decision to close the Richmond mill.

The employees affected by the Richmond mill closure and corporate reductions will participate in a comprehensive separation program, including severance (paid as a continuation of salary), continuation of certain health and welfare benefits during the severance period, and outplacement services.

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Compensatory Arrangements of Certain Officers

On December 15, 2008 the Company entered into agreements with each of its Executive Officers, including its Named Executive Officers, whereby the Company’s officers voluntarily forfeited certain non-qualified stock options previously granted to them (the “Forfeiture Agreement”). The consideration for such forfeiture was one dollar and was effected primarily to recoup shares and replenish the Long-Term Equity Incentive Plan (the “LTEIP”), which plan was approved by the shareholders in 2003. Replenishing the plan with shares will allow the Company, among other things, to provide for an annual award to the company’s Key Leadership Group (the Key Leadership Group does not include Executive or Named Executive Officers).

The description of the Forfeiture Agreement is qualified in its entirety by reference to the Forfeiture Agreement, which form is attached as Exhibit 10.03 and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02(b)	Departure of Certain Officers.

On December 15, 2008, the Company accepted the resignations of Thomas C. Dawson, Jr., Vice President, Mill Group, and John R. Foster, Vice President, Sales & Marketing (collectively, the “Executives”). The Executives resignations will be effective December 31, 2008. The Company entered into a Separation and Retirement Agreement (the “Agreement”), which provides certain compensation and benefits as described below.

The Executives will be entitled to receive their annual base salaries during the Severance Period, which period commences on January 1, 2009 and terminates on or before December 31, 2009. During the Severance Period, the Executives and their covered dependents shall be entitled to participate in all health and welfare and pension benefit plans sponsored or provided by the company to the same extent as the Company’s other executive officers, with certain exceptions. The Executives are also eligible to participate in the 2008 Incentive Plan (the” Incentive Plan”), subject to the discretion of the Compensation and Employee Benefits Committee of the Board of Directors (the “Committee”). In conjunction with the Executives’ resignation, the Company also entered into an Extended Change in Control Severance Agreement (the “Extended CIC Agreement”), which would allow the Executives to receive certain payments upon a change in control, should a change in control occur during the Severance Period.

The description of the Agreements and the Extended CIC Agreement is qualified in its entirety by reference to the Agreements, which are attached as Exhibits 10.01 and 10.02 and are incorporated herein by reference.

Forward-Looking Statements

This 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, including, among others, statements regarding the expected amount of costs (including the non-cash portion) associated with the closures and the estimated annual pre-tax savings that the company expects from the closures. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: customer and vendor responses to the plan; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2008

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Exhibit No.
Separation and Retirement Agreement between Caraustar Industries, Inc. and Thomas C. Dawson, Jr. dated December 15, 2008	10.01

Separation and Retirement Agreement between Caraustar Industries, Inc. and John R. Foster dated December 15, 2008	10.02

Non-qualified Option Forfeiture Agreement between Caraustar Industries, Inc. and Executive Officers dated December 15, 2008	10.03